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                                                                   EXHIBIT 99.3

================================================================================


                            STOCK PURCHASE AGREEMENT



                                     between

                                PLD TELEKOM INC.

                                       and

                             CABLE AND WIRELESS PLC





                              Dated April 19, 1998


================================================================================





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                                TABLE OF CONTENTS

                                                                  Page

                                    ARTICLE I
SALE OF STOCK; CONSIDERATION........................................2

1.1.  Sale by C&W...................................................2
1.2.  Consideration for the Sale by C&W.............................2

                                   ARTICLE II
THE CLOSING.........................................................2

2.1.  Time and Place of Closing.....................................2
2.2.  Deliveries by C&W.............................................3
2.3.  Deliveries by Buyer...........................................3

                                   ARTICLE III
REPRESENTATIONS AND WARRANTIES OF C&W...............................3

3.1. Organization...................................................3
3.2. Authority Relative to this Agreement...........................4
3.3.  Title.........................................................4
3.4.  Consents and Approvals; No Violation..........................4
3.5.  Financial Statements; Undisclosed Liabilities.................5
3.6.  Fees and Commissions..........................................5

                                   ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF BUYER....................6

4.1.  Organization. ................................................6
4.2.  Authority Relative to this Agreement. ........................6
4.4.  Consents and Approvals; No Violation; Receipt of Information..6
4.5.  Fees and Commissions..........................................7



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                                    ARTICLE V
COVENANTS OF THE PARTIES............................................7

5.1.  Conduct of Business of CIBBV..................................7
5.2.  Expenses......................................................8
5.3.  Further Assurances............................................8
5.4.  Public Statements.............................................8
5.5.  Consents and Approvals........................................9
5.7.  Supplements to Schedules.....................................10
5.8.  Hart-Scott-Rodino............................................10
5.9.  Termination of Intercompany Agreements; Settlement of
         Liabilities. .............................................10
5.10.  Maintenance of Guarantee....................................11
5.11.  Secondment..................................................11

                                   ARTICLE VI
CLOSING CONDITIONS.................................................11

6.1.  Conditions to Each Party's Obligations to Effect the
         Transactions Contemplated Hereby..........................11
6.2.  Conditions to Obligations of Buyer...........................12
6.3.  Conditions to Obligations of C&W.............................12

                                   ARTICLE VII
TERMINATION AND ABANDONMENT........................................13

7.1.  Termination..................................................13
7.2.  Procedure and Effect of Termination..........................14

                                  ARTICLE VIII
SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.......................14

8.1. Survival of Representations...................................14
8.2.  C&W's Indemnification of Buyer...............................14
8.3.  Buyer's Indemnification of C&W...............................15
8.4.  Conditions of Indemnification................................15
8.5.  Cushion......................................................16


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8.6.  Limitation of Liability......................................16
8.7.  Remedies Cumulative..........................................17

                                   ARTICLE IX
MISCELLANEOUS PROVISIONS...........................................17

9.1.  Amendment and Modification. .................................17
9.2.  Waiver of Compliance; Consents...............................17
9.3.  Notices......................................................18
9.4.  Assignment...................................................19
9.5.  Confidentiality..............................................19
9.6.  Governing Law................................................20
9.7.  Counterparts.................................................20
9.8.  Interpretation...............................................20
9.9.  Entire Agreement.............................................20


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                            STOCK PURCHASE AGREEMENT

             STOCK PURCHASE AGREEMENT (this "Agreement"), dated
April 19, 1998, by and between:

            PLD TELEKOM INC., a company incorporated under the laws of the State of Delaware ("Buyer"), with an address at 680 Fifth Avenue, 24th Floor, New York, New York 10019, and

            CABLE AND WIRELESS PLC, a company registered under the laws of England under the number 238525 ("C&W"), with an address at 124 Theobalds Road, London WC1X 8RX.

                              W I T N E S S E T H:

            WHEREAS, C&W owns directly 100 shares of common stock, par value NLG 400 per share, of CommStruct International Byelorussia BV, a company organized under the laws of The Netherlands ("CIBBV"), constituting 100% of the issued and outstanding capital stock of CIBBV (the "CIBBV Shares"), which is the owner of
(i) fifty percent (50%) of the outstanding common equity interests (the "Belcel Shares") in Belarus-Netherlands Belcel Joint Venture ("Belcel") and (ii) one hundred percent (100%) of the outstanding common equity interests (the "Baltic Operations Shares") in Baltic Operations Ltd. - Latvia ("Baltic Operations", and together with CIBBV and Belcel, the "CIBBV Group"); and

            WHEREAS, C&W desires to sell and transfer, or to cause the sale and transfer, to Buyer, and Buyer desires to purchase, the CIBBV Shares, as more specifically provided herein;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:




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                                    ARTICLE I
                          SALE OF STOCK; CONSIDERATION

            1.1. Sale by C&W. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, C&W agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and acquire, all of the right, title and interest of C&W in and to the CIBBV Shares. In addition, C&W will assign to Buyer or its designee the benefit of the Loan Agreement, dated November 28, 1995, between C&W and CIBBV, as amended (the "Loan Agreement").

            1.2. Consideration for the Sale by C&W. On the Closing Date (as hereinafter defined) and upon the terms and subject to the satisfaction of the conditions contained in this Agreement, Buyer will issue and deliver to C&W an aggregate of 500,000 newly-issued, fully paid and non-assessable shares of Common Stock (the "Buyer Shares"), par value $0.01 per share, of Buyer, registered in the name of C&W or its designee or nominee, allocated as follows :

                  (a) an aggregate of 200,000 shares of Common Stock of Buyer in consideration of the aforesaid sale, assignment, transfer and delivery of the CIBBV Shares

                  (b) an aggregate of 300,000 shares of Common Stock of Buyer in consideration of the aforesaid assignment of the Loan Agreement.



                                   ARTICLE II
                                   THE CLOSING



            2.1. Time and Place of Closing. Subject to the terms and conditions of this Agreement, the consummation of the transaction contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022-3897 on the third Business Day (as defined herein) after Buyer shall have delivered to C&W written notice that the conditions set forth in Section 6.2 hereof have been satisfied (the "Closing Date") or at such other time and place as shall be determined by mutual agreement of the parties.


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            2.2. Deliveries by C&W. At the Closing, C&W will deliver or cause to be delivered the following to Buyer:

                  (a) duly certified evidence, acceptable to Buyer, of one or more entries in the share registry of CIBBV evidencing the transfer of title to the CIBBV Shares to Buyer, together with any other documents that are necessary to transfer to Buyer good and marketable title to the CIBBV Shares;

                  (b) duly executed documentation, in form and substance reasonably acceptable to Buyer, evidencing the assignment of the benefit of the Loan Agreement to Buyer or its designee;

                  (c) the Officer's Certificate referred to in Section 6.2(e) hereof; and

                  (d) such other documents, instruments and writings as are reasonably required to be delivered by C&W at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

            2.3. Deliveries by Buyer. At the Closing, Buyer will deliver the following to C&W:

                  (a) one or more stock certificates, registered in the name of C&W or its nominee or designee, representing the Buyer Shares;

                  (b) the Officer's Certificate referred to in Section 6.3(c) hereof; and

                  (c) such other documents, instruments and writings as are reasonably required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.



                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF C&W



         C&W represents and warrants to Buyer as follows:

            3.1. Organization.

                  (a) C&W is a public limited company duly organized and validly existing under the laws of England and has all requisite power to enter into this Agreement and to dispose of the CIBBV Shares in accordance with this Agreement and to perform the transactions contemplated hereby.


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                  (b) CIBBV is a company duly organized and validly existing under the laws of The Netherlands. C&W has heretofore delivered to Buyer complete and correct copies of the organizational documents of CIBBV as currently in effect.

            3.2. Authority Relative to this Agreement. C&W has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by C&W, and no other corporate proceedings on the part of C&W are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by C&W, and assuming that this Agreement constitutes a valid and binding agreement of Buyer, constitutes a valid and binding agreement of C&W, enforceable against C&W in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

            3.3.  Title.

                  (a) C&W directly owns the CIBBV Shares that are the subject of this Agreement free and clear of all pledges, security interests, liens, charges, encumbrances, claims, options or limitations affecting its ability to vote such shares or to transfer such shares to Buyer or to exercise any other rights appurtenant thereto. The CIBBV Shares that are the subject of this Agreement are the only shares or other equity interests in, or agreements, contracts, instruments, arrangements or understandings enabling a party upon exercise or conversion to acquire shares or other equity interests in, CIBBV. At the Closing, Buyer will acquire good title to the CIBBV Shares, free and clear of all pledges, security interests, liens, charges, encumbrances, claims, options or limitations of any nature whatsoever. There is no subscription, option, warrant, call, right, agreement or understanding for the sale, delivery, assignment or transfer by C&W of the CIBBV Shares.

                  (b) Subject, in the case of the Belcel Shares, to the provisions of the charter of Belcel, CIBBV owns the Belcel Shares and the Baltic Operations Shares free and clear of all pledges, security interests, liens, charges, encumbrances, claims, options or limitations affecting its ability to vote such shares or to exercise any other rights appurtenant thereto.


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            3.4.  Consents and Approvals; No Violation.

                  (a) Except as set forth in Schedule 3.4, neither the execution and delivery of this Agreement by C&W, nor the sale by C&W of the CIBBV Shares pursuant to this Agreement, will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws, or similar charter documents, of C&W or Belcel or (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority to be made or obtained by C&W or CIBBV.

                  (b) Except as set forth in Schedule 3.4, C&W is not required to make or obtain any declaration, filing or registration with, or notice to, or authorization, consent or approval of any governmental or regulatory body or authority for the consummation by C&W of the transactions contemplated hereby.

            3.5.  Financial Statements; Undisclosed Liabilities.

                  (a) C&W has previously furnished to Buyer copies of CIBBV's unaudited (i) balance sheets as of December 31, 1997 and (ii) related unaudited statements of income and retained earnings and changes in financial position of CIBBV for the fiscal year then ended. To the knowledge of C&W, such financial report presents fairly the financial information purported to be set forth therein as of the dates, or for the periods, described therein, all in conformity with the accounting principles described therein. Notwithstanding the foregoing, C&W is making no representation as to whether the receivables set out in the financial statements are or will be collectible.

                  (b) Except as set forth in Schedule 3.5, to the knowledge of C&W, CIBBV has not incurred any material liability or obligation, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), of a nature required by generally accepted accounting principles to be reflected in a corporate balance sheet or disclosed in the notes thereto, which are not accrued or reserved against in the financial reports referred to in Section 3.5(a) hereof or disclosed in the notes thereto in accordance with generally accepted accounting principles whether at or after the date of the financial report referred to in Section 3.5(a) hereof, except those which were incurred in the ordinary course of business in line with past practice.

            3.6. Fees and Commissions. No broker, finder or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by C&W. C&W hereby covenants that it will pay to Buyer or otherwise discharge, and will indemnify and hold Buyer harmless from and against, any and all claims or liabilities for all brokerage fees,


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commissions and finder's fees (other than as described above) incurred by reason of any action taken by C&W.



                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER



            Buyer represents and warrants to C&W as follows:

            4.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has heretofore delivered to C&W complete and correct copies of its Certificate of Incorporation and Bylaws as currently in effect.

            4.2. Authority Relative to this Agreement. Buyer has full power and authority to execute, deliver and perform all obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Buyer and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer, and assuming that this Agreement constitutes a valid and binding agreement of C&W, constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

            4.3. Buyer Shares. The Buyer Shares, when issued in accordance with the terms and conditions of this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of Buyer, free and clear of all pledges, security interests, liens, charges, encumbrances, claims, options or limitations affecting C&W's ability to vote such shares or to exercise any other rights appurtenant thereto

            4.4. Consents and Approvals; No Violation; Receipt of Information.


                  (a) Except as set forth in Schedule 4.4, neither the execution and delivery of this Agreement by Buyer nor the purchase by Buyer of the CIBBV Shares pursuant to this Agreement will (i) conflict with or result in any breach of any provision of the organizational documents of Buyer, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (iii) result in a default (or give rise to any right of termination,


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cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Buyer or any of its subsidiaries are a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

                  (b) No declaration, filing or registration with, or notice to, or authorization, consent or approval of any governmental or regulatory body or authority is necessary for the consummation by Buyer of the transactions contemplated hereby.

                  (c) Buyer or its counsel, accountants or other advisers have requested, received, reviewed and considered all information deemed relevant by them, including, without limitation, information regarding currency and taxation issues, in making the decision to enter into this Agreement and to acquire the CIBBV Shares on the terms and conditions set forth herein.

            4.5. Fees and Commissions. No broker, finder or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by Buyer making such representation. Buyer hereby covenants that it will pay to C&W or otherwise discharge, and will indemnify and hold C&W harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees (other than as described above) incurred by reason of any action taken by Buyer.



                                    ARTICLE V
                            COVENANTS OF THE PARTIES



            5.1. Conduct of Business of CIBBV. Except as described in Schedule 5.1, during the period from the date of this Agreement to the Closing Date, C&W covenants that CIBBV will conduct its business and operations according to its ordinary and usual course of business consistent with past practice. Without limiting the generality of the foregoing, and, except as contemplated in this Agreement or as described in Schedule 5.1, prior to the Closing Date, without the prior written consent of Buyer, C&W will not permit CIBBV to:

                  (a) (i) create, incur or assume any amount of indebtedness for money borrowed, other than in the ordinary course of business in line with past practice, or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business in line with past practice; provided, CIBBV may endorse


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negotiable instruments in the ordinary course of business and may enter into the proposed guarantee set forth on Schedule 3.5;

                  (b) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of its capital stock;

                  (c) enter into any agreement, commitment or transaction (including without limitation any borrowing, capital expenditure or capital financing), except agreements, commitments or transactions in the ordinary course of business in line with past practice or as contemplated herein; or

                  (d) enter into any contract, agreement, commitment or arrangement, whether written or oral, with respect to any of the transactions set forth in the foregoing paragraphs (a) through (c).

            5.2. Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

            5.3. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale, assignment, transfer and delivery of the CIBBV Shares to Buyer and the issuance and delivery of the Buyer Shares to C&W pursuant to this Agreement. From time to time after the date hereof, without further consideration, C&W will, at its own expense, execute and deliver such documents to Buyer as Buyer may reasonably request in order more effectively to vest in Buyer good title to the CIBBV Shares and to assign the benefit of the Loan Agreement (and any other liabilities to be assigned to Buyer or its designee pursuant to Section 5.9 hereof) to Buyer or its designee. From time to time after the date hereof, without further consideration, Buyer will, at its own expense, execute and deliver such documents to C&W as C&W may reasonably request in order more effectively to consummate the issuance and delivery of the Buyer Shares pursuant to this Agreement.

            5.4. Public Statements. The parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby and shall not issue any such public announcement, statement or other disclosure prior to such consultation, unless legally compelled (by deposition, interrogatory, request for documents, subpoena, civil


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investigative demand or similar process, or by order of a court or tribunal of competent jurisdiction), or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other regulatory authority, or by requirements of any securities law or regulation or other legal requirement in circumstances where such consultation would not be practicable.

            5.5.  Consents and Approvals.

                  (a) C&W and Buyer shall (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and (iv) use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all other parties, in the case of C&W, as specified on Schedule 3.4 and, in the case of Buyer, as specified on Schedule 4.4 (including without limitation any approval required from the shareholders of Buyer and the holders of the debt of the Buyer), together with any other approvals or consents identified by the parties after the signing of this Agreement as being required in order, respectively, for C&W to sell, and for Buyer to acquire, the CIBBV Shares, and, respectively, for Buyer to issue to C&W, and for C&W to acquire, the Buyer Shares. Each of Buyer and C&W shall provide reasonable assistance to the other in order to obtain the consents and approvals referred to herein. Each of C&W and Buyer shall have the right to review and be consulted in advance as to all characterizations of the information relating to the transactions contemplated by this Agreement which appear in any filing made in connection with the transactions contemplated hereby. The parties hereto agree that they will consult with each other with respect to the obtaining of all such necessary permits, consents, approvals and authorizations of all third parties and governmental bodies.

                  (b) The parties hereto shall consult with each other prior to proposing or entering into any stipulation or agreement with any foreign or United States governmental authority or agency or any third party in connection with any foreign or United States governmental consents and approvals legally required for the consummation of the transactions contemplated hereby and shall not propose or enter into any such stipulation or agreement without the other party's prior written consent, which consent shall not be unreasonably withheld.

            5.6. Completion of Ancillary Agreements. Subject to the terms and conditions of this Agreement, each party will use all reasonable efforts to take or cause to be taken, all action, and do or cause to be done all things reasonably necessary, proper or advisable to ensure the completion of, in the case of C&W, the Share Purchase


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Agreement, and in the case of Buyer, the Asset Exchange Agreement, dated the date hereof, between Buyer and News America (the "Asset Exchange Agreement") and the Directors Nomination Agreement, between Buyer and News America, each in the form as executed on the date hereof, and to perform all of their respective obligations thereunder.

            5.7. Supplements to Schedules. C&W, on the one hand, and Buyer, on the other hand, shall have the right from time to time prior to the Closing to supplement or amend its Schedules with respect to any matter hereafter arising which if existing or known at the date of this Agreement would have been required to be set forth or described in such Schedules. Any such supplemental or amended disclosure shall be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of this Agreement, but will not be deemed to have cured any such breach made in this Agreement and to have been disclosed as of the date of this Agreement for purposes of determining whether or not the conditions set forth in Article VI hereof have been satisfied.

            5.8. Hart-Scott-Rodino. Buyer shall use its best efforts to assist News America Incorporated ("News America") in the prompt preparation and filing of the filing required to be made by News America under Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated by the share purchase agreement, dated as of the date hereof, between C&W and News America (the "Share Purchase Agreement"), and Buyer shall promptly, and in any event within five (5) Business Days (as defined herein) from the date of this Agreement, make the filing required to be made by Buyer under the HSR Act with respect to the transactions contemplated by the Share Purchase Agreement.

            5.9. Termination of Intercompany Agreements; Settlement of Liabilities. At the Closing Date, the benefit of the Loan Agreement shall be assigned to Buyer or its designee pursuant to the terms of this Agreement. In addition, at or prior to the Closing Date, all intercompany agreements relating to loans or other indebtedness for money borrowed (including, for the avoidance of doubt, on a "current account" basis), between C&W or its subsidiaries or affiliates controlled by C&W (other than the CIBBV Group), on the one hand, and and CIBBV, Belcel or Baltic Operations, on the other hand, other than the Loan Agreement, shall have either been terminated or assigned to Buyer or its designee, in either case without any residual liability on the part of CIBBV, Belcel or Baltic Operations thereunder to C&W or any of its subsidiaries or affiliates controlled by C&W outside of the CIBBV Group as of the Closing Date, and vice versa. For the avoidance of doubt, this provision does not apply to any amounts that might be required to be paid by Belcel to any of C&W's subsidiaries or affiliates


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controlled by C&W in relation to lines leased through the Ministry of Transport of Belarus, Beltelekom or the Republican Exchange.

            5.10. Maintenance of Guarantee. Following completion of the transactions contemplated hereby, C&W shall maintain, in full force and effect, its corporate guarantee (the "Guarantee") in relation to the obligations of Belcel under the Loan Agreement, dated February 21, 1995, between Belcel and Nordbanken until the earlier of the expiration of its obligations under the Loan Agreement or until another guarantee is put in place, provided that in no event shall C&W be required to increase or extend its liabilities under the existing form of the Guarantee. To the extent that C&W is called to perform its obligations under the Guarantee in full or in part, Buyer shall indemnify C&W for the full amount actually paid by C&W under the Guarantee. In addition, Buyer shall not, and shall ensure that Belcel does not, make further drawdowns under such Loan Agreement and shall use best efforts to put a substitute guarantee in place.

            5.11. Secondment. C&W shall use its best efforts to second Richard Rogerson and Ian Reidy to Buyer under the terms of the existing Agreement for the Provision of Support Services, dated November 27, 1996, between C&W and Buyer, at cost plus 7.2%, for a period of six months from the Closing Date.



                                   ARTICLE VI
                               CLOSING CONDITIONS



            6.1. Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) No preliminary or permanent injunction or other order or decree by any federal, state, local or foreign court which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any federal, state, local, or foreign government or governmental agency which prohibits the consummation of the transactions contemplated hereby;

                  (b) All foreign and United States federal, state and local government consents and approvals required for the consummation of the transactions contemplated hereby shall have become Final Orders (a "Final Order" means a final


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order after all opportunities for rehearing are exhausted (whether or not any appeal thereof is pending)) and shall not be subject to terms and conditions;
and-

                  (c) All approvals and consents specified on Schedules 3.4 and
4.4 hereto, together with any necessary approvals or consents identified by the parties hereto following the date of this Agreement as being required in order for C&W to sell,and for Buyer to acquire, the CIBBV Shares, and for Buyer to issue to C&W, and for C&W to acquire, the Buyer Shares shall have been obtained.

            6.2. Conditions to Obligations of Buyer. The obligation of Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) C&W shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, and the representations and warranties of C&W set forth in this Agreement, giving effect to the amendment or supplement of any schedule pursuant to Section 5.6 hereof, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date;

                  (b) the transactions contemplated hereby shall have been approved by all necessary corporate actions by CIBBV;

                  (c) the conditions to the closing of the Share Purchase Agreement (other than the issuance of the Buyer Shares to C&W pursuant to this Agreement) shall have been met, and C&W and News America shall be prepared to close the transactions contemplated by the Share Purchase Agreement immediately after the closing of the transactions contemplated hereby;

                  (d) Buyer shall have received duly certified evidence, acceptable to Buyer, of one or more entries in the share registry of CIBBV evidencing the transfer of title to the CIBBV Shares to Buyer, together with any other documents that are necessary to transfer to Buyer good and marketable title to the CIBBV Shares; and

                  (e) Buyer shall have received a certificate from an authorized officer of C&W, dated the Closing Date, to the effect that to the officer's knowledge, the conditions set forth in Section 6.2(a) and (b) have been satisfied.

            6.3. Conditions to Obligations of C&W. The obligations of C&W to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) one or more stock certificates representing the Buyer Shares shall have been delivered to C&W or its nominee or designee;

                  (b) Buyer shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, and the representations and warranties of Buyer set forth in this Agreement, giving effect to the amendment or supplement of any schedule pursuant to Section 5.6 hereof, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date; and

                  (c) C&W shall have received a certificate from an authorized officer of Buyer, dated the Closing Date, to the effect that to the officer's knowledge, the conditions set forth in Section 6.3(b) have been satisfied.



                                   ARTICLE VII
                           TERMINATION AND ABANDONMENT



            7.1.  Termination.

                  (a) This Agreement may be terminated at any time prior to the Closing Date, by mutual written consent of Buyer and C&W.

                  (b) This Agreement may be terminated by Buyer, on the one hand, or C&W, on the other hand, if the transactions contemplated hereby shall not have been consummated on or before June 30, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose failure to perform any of its covenants or obligations under this Agreement has been the cause of or resulting in the failure of the transactions contemplated by this Agreement to occur on or prior to the aforesaid date.

                  (c) This Agreement may be terminated by either Buyer, on the one hand, or C&W, on the other hand, if (i) any governmental or regulatory body, the consent of which is a condition to the obligations of C&W and Buyer to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful, or (ii) any court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment or decree shall have become final and nonappealable.

                  (d) This Agreement may be terminated by Buyer, on the one hand, or C&W, on the other hand, if there has been a material violation or breach of any agreement, representation or warranty contained in this Agreement which violation or breach has not been waived by the non-breaching party or otherwise rectified. Without limiting the generality of the foregoing, the failure by Buyer to file the HSR filing to be made by Buyer, as set forth in
Section 5.8 and within the time period set forth in Section 5.8, shall constitute a material breach of this Agreement by Buyer.

            7.2. Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to Section 7.1, written notice thereof shall forthwith be given by the terminating party to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto, without prejudice to any claims of a party to this Agreement arising prior to the date of such termination out of any breach of any agreement, representation or warranty contained in this Agreement and Article VIII shall continue in respect of such claims. In addition, the obligations of the parties hereto under Section
5.4 and Article IX shall survive termination of this Agreement. If this Agreement is terminated as provided herein all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other person to which they were made.



                                  ARTICLE VIII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION



            8.1. Survival of Representations. All representations and warranties of the parties, being those in Articles III and IV, including the schedules thereto, shall survive the Closing until one (1) year after the Closing.

            8.2. C&W's Indemnification of Buyer. Subject to the conditions of this Article VIII, C&W hereby agrees that it shall indemnify, defend and hold harmless Buyer and any parent, subsidiary and affiliate of Buyer (collectively, the "Buyer Group") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by any of the Buyer Group, directly or indirectly, arising out of or resulting from a breach of any representation, warranty or agreement of C&W contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach (collectively, "Buyer's Indemnifiable

Claims"); provided, however, that the indemnification obligation of C&W with respect to any breach of any of the representations or warranties made by C&W in this Agreement shall arise only in the event that C&W had knowledge of such breach on or before the Closing. For purposes of this Agreement, "knowledge" of C&W shall mean the knowledge of Roger Mortimer, Joseph Lyon and John Macpherson (collectively, the "Designated Persons"). C&W represents and warrants that the Designated Persons are the only current management personnel of C&W or CIBBV who have substantial executive, management or financial responsibilities for CIBBV who would be reasonably likely to be aware of facts or circumstances that could cause a representation or warranty made by C&W in this Agreement to be false in any material respect.

            8.3. Buyer's Indemnification of C&W. Subject to the conditions of this Article VIII, Buyer hereby agrees that it shall indemnify, defend and hold harmless C&W and any parent, subsidiary and affiliate of C&W (collectively, the "C&W Group") from and against all Damages asserted against, resulting to, imposed upon or incurred by any of the C&W Group, directly or indirectly, arising out of or resulting from a breach of any representation, warranty or agreement of Buyer contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach ("C&W Indemnifiable Claims"; C&W's Indemnifiable Claims and Buyer's Indemnifiable Claims are collectively referred to herein as the "Indemnifiable Claims"); provided, however, that the indemnification obligation of Buyer with respect to any breach of any of the representations or warranties made by Buyer in this Agreement shall arise only in the event that Buyer had knowledge of such breach on or before the Closing. For purposes of this Agreement "knowledge" of Buyer shall mean actual knowledge on the part of any member of management of Buyer or actual knowledge of such circumstances that would lead a person not negligent to investigate and, more likely than not, obtain actual knowledge.

            8.4. Conditions of Indemnification. The obligations and liabilities of C&W under Section 8.2 or Buyer under Section 8.3, respectively, with respect to Indemnifiable Claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                  (a) The member of the C&W Group or the Buyer Group, as the case may be, asserting the existence of an Indemnifiable Claim (the "Indemnified Party") will give notice of any such Indemnifiable Claim to the party from whom Indemnification is sought (the "Indemnifying Party"), and the Indemnifying Party shall undertake the defense thereof by representation of their choosing, and will consult with the Indemnified Party concerning such defense during the course thereof.

                  (b) In the event that the Indemnifying Party within a reasonable time after notice of any Indemnifiable Claim, fails to defend, the Indemnified Party against which such Indemnifiable Claim has been asserted will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Indemnifiable Claim on behalf of and for the account and risk of the Indemnifying Party.

                  (c) Anything in this Section 8.4 to the contrary notwithstanding, (i) if there is a reasonable probability that an Indemnifiable Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments (for example, as a result of injunctive or other equitable relief), the Indemnified Party shall have the right to defend, compromise or settle such Indemnifiable Claim, provided that the Indemnifying Party will not be bound by any determination concerning any Indemnifiable Claim so defended or any compromise or settlement effected without the consent of the Indemnifying Party, such consent not to be unreasonably withheld, and (ii) the Indemnifying Party not shall not, without the Indemnified Party's written consent, settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect thereof, unless (A) the Indemnifying Party delivers to the Indemnified Party in advance its written agreement satisfactory to the Indemnified Party which provides that amounts paid and incurred or to be incurred by the Indemnified Party in connection with such Indemnifiable Claim shall be repaid promptly by the Indemnifying Party to the Indemnified Party (subject to the limitations of this Article VIII), and (B) such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party, as the case may be, a release from all liability in respect to such Indemnifiable Claim.

            8.5. Cushion. The provisions for indemnity contained in Section 8.2 and Section 8.3 hereof shall only be effective with respect to an Indemnifiable Claim (or, if more than one Indemnifiable Claim is asserted, with respect to all Indemnifiable Claims) to the extent the amount (or aggregate amount, in the case of more than one Indemnifiable Claim) of damages sustained in connection therewith exceeds Three Hundred Thousand dollars (USD$300,000), but to the extent that the amount or amounts of damages in respect of Indemnifiable Claims exceeds $300,000, the indemnity provisions hereunder shall apply to all such damages, without regard to the $300,000 limit; provided, however, that no cushion shall apply under this Agreement to the indemnification by Buyer of C&W pursuant to Section 5.10 hereof.

            8.6. Limitation of Liability. Anything in this Agreement to the contrary notwithstanding, the liability of either party in respect of any breach of any representation, warranty or agreement under this Agreement shall be limited to claims as to which written notice shall have been given to the Indemnifying Party on or prior to the first anniversary date of the Closing Date, whether or not the Indemnified Party has actually settled or incurred any expense with respect to such Damages. Furthermore, anything in this Agreement to the contrary notwithstanding, (a) the liability of C&W pursuant to this Agreement shall be limited to the aggregate market value on the Closing Date of the Buyer Shares received by C&W (calculated based on the last sale price of the Common Stock of Buyer on The Nasdaq Stock Market on the Closing Date (the "Market Value")), as reduced by any amounts actually paid or required to be paid by C&W in respect of all liabilities of C&W arising out of the transactions contemplated under the Share Purchase Agreement,whether under Article VIII of such Agreement or otherwise, and (b) the liability of Buyer pursuant to this Agreement shall be limited to twenty-five percent (25%) of the Market Value of the Buyer Shares; provided, however, that, such cap on the liability of Buyer shall not apply to the indemnification by Buyer of C&W pursuant to Section 5.10 hereof.

            8.7. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by Buyer of any other rights or the seeking of any other remedies against the other party, as the case may be; provided, however, all claims under this Agreement shall be governed by this
Article VIII and provided further that the cushion provided in Section 8.6 hereof and the limitation of liability provided in Section 8.7 hereof shall also apply to all liabilities arising out of the transactions contemplated hereby but grounded in a legal or equitable theory other than a breach of representation, warranty or agreement set forth in this Agreement.



                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS



            9.1. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement signed by all of the parties hereto.

            9.2. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            9.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified, on the next Business Day after delivery to an internationally recognized overnight courier service, upon confirmation of a facsimile transmission, or five days after deposit with the United States Post Office or the Royal Mail, by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

If to C&W, to:

Cable and Wireless plc
124 Theobalds Road
London WC1X 8RX
United Kingdom
Facsimile:  (44) 171 315 5051
Attention: Company Secretary

(with a copy to:
Cleary, Gottlieb, Steen & Hamilton
Level 5, City Place House
55 Basinghall Street
London EC2V 5EH
United Kingdom
Facsimile: (44) 171-600-1698
Attention: Edward F. Greene)


If to Buyer, to:

PLD Telekom Inc.
680 Fifth Avenue
24th Floor
New York, New York  10019
Facsimile: (212) 262-8870
Attention:  James Hatt

         In the case of notices given to C&W or Buyer, a copy thereof shall simultaneously be given to News America at:

News America Incorporated
1211 Avenue of the Americas
New York, New York   10036
Facsimile:  (212) 768-2029
Attention:  General Counsel

(with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, New York   10022
Facsimile: (212) 735-2000
Attention:  Alan G. Straus, Esq.)


            9.4. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

            9.5. Confidentiality. Each of the Parties hereto will hold, and will use its reasonable, good faith efforts to cause its respective shareholders, partners, members, directors, officers, employees, accountants, counsel, consultants, agents and financial or other advisors (collectively "Agents") to hold, in confidence all information (whether oral or written), including this Agreement and the documents contemplated herein, concerning the transactions contemplated by this Agreement furnished to such Party by or on behalf of any other Party in connection with such transactions, unless legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, or by order of a court or tribunal of competent jurisdiction), or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other regulatory authority, or by requirements of any securities law or regulation or other legal requirement to disclose any such information or documents, and except to the extent that such information or documents can be shown to have been (a) previously known on a nonconfidential basis by such Party, (b) in the public domain through no fault of such Party or (c) acquired by such Party on a nonconfidential basis from sources not known by such Party to be bound by any obligation of confidentiality in relation thereto. Notwithstanding the foregoing provisions of this Section 9.5, each Party may disclose such information to its Agents in connection with the transactions contemplated by this Agreement so long as such Agents are informed by such Party of the confidential nature of such information and are required by such Party to treat such information confidentially, and to certain governmental agencies in connection with the procurement of the governmental authorizations contemplated by this Agreement. The obligation of each Party to hold any such information in confidence shall be satisfied if such Party exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each Party will, and will use its reasonable, good faith efforts to cause its respective Agents to, destroy or deliver to the other Party, upon request, all documents and other materials, and all copies thereof, obtained by such Party or on its behalf from the other Party hereto in connection with this Agreement that are subject to such confidence.

            9.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

            9.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            9.8. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (a) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof, (b) the term "subsidiary" when used in reference to any other person shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person, (c) the terms "affiliate" and "parent" shall have the meanings set forth in Rule 12b-2 of the Exchange Act and (d) the term "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized or required to be closed..

            9.9. Entire Agreement. Subject to the proviso in the final sentence of this Section, this Agreement, including the documents, schedules and certificates referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions; provided, that, notwithstanding the foregoing, the Confidentiality and Non-Disclosure Agreement, dated September 6, 1996, between the parties hereto shall survive, in full force and effect, the execution and delivery of this Agreement.

            IN WITNESS WHEREOF, C&W and Buyer have caused this agreement to be signed by their respective duly authorized officers as of the date first above written.

                                  PLD TELEKOM INC.



                                  By: /s/ James R.S. Hatt
                                     ----------------------------

                                     Name:  James R.S. Hatt
                                     Title: President



                                  CABLE AND WIRELESS PLC



                                  By: /s/ Roger Mortimer
                                     ----------------------------

                                     Name:  Roger Mortimer
                                     Title: Director, Global Business

                             CABLE AND WIRELESS PLC

                                  SCHEDULES TO



             STOCK PURCHASE AGREEMENT, DATED APRIL 19, 1998

          BETWEEN PLD TELEKOM INC. AND CABLE AND WIRELESS PLC







SCHEDULE 3.4 CONSENTS AND APPROVALS; NO VIOLATION

      Approval of the shareholders of CIBBV of the transfer of the CIBBV Shares

      Cable and Wireless will need to file an amendment to its Schedule 13D filing with the United States Securities and Exchange Commission on signature of this Agreement, together will all necessary documents.



SCHEDULE 3.5 UNDISCLOSED LIABILITIES

      CIBBV is contemplating issuing a letter of guarantee (and which may be issued prior to the closing of the transactions contemplated by this Agreement), substantially in the form previously disclosed to PLD Telekom Inc., in favor of Belcel in respect of the delivery of certain equipment to Belcel The liability of CIBBV under such guarantee will be stated to be subject to a cap of no more than 13 billion Belarus roubles.



SCHEDULE 5.1 CONDUCT OF THE BUSINESS

      As set out in Schedule 3.5 above.

                                PLD TELEKOM INC.

                                  SCHEDULES TO



             STOCK PURCHASE AGREEMENT, DATED APRIL 19, 1998

          BETWEEN PLD TELEKOM INC. AND CABLE AND WIRELESS PLC



SCHEDULE 4.4 CONSENTS AND APPROVALS

      Filing under Hart-Scott-Rodino Anti-Trust Improvement Act of 1976 with respect to the transactions contemplated by the Share Purchase Agreement between Cable and Wireless plc and News America Incorporated.

      Filing with The Nasdaq Stock Market of a Notification Form for Listing of Additional Shares with respect to the Buyer Shares

      Approval by shareholders of PLD Telekom Inc., if required by Nasdaq

      If shareholder approval is required, the filing of preliminary and definitive proxy statements with the Securities and Exchange Commission

      If required, approval from the holders of PLD's (i) $123,000,000 14% senior discount notes due 2004, (ii) $26,000,000 9% convertible subordinated notes due 2006 and (iii) $12,400,000 12% Series A Revolving Credit Notes due 1998 and $3,100,000 12% Series B Revolving Credit Notes due 1998